Registration No. 33-





                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549




                                 EXHIBITS

                                    TO

                                 FORM S-3

                          REGISTRATION STATEMENT

                                  UNDER


                         THE SECURITIES ACT OF 1933

                  THE CONNECTICUT LIGHT AND POWER COMPANY































Each document referred to below is incorporated by reference to the files of the Securities and Exchange Commission, unless the reference to the document is indicated by an asterisk.


Exhibit No.    Description

  1.1*   -     Proposed form of Underwriting Agreement for New Bonds.

  1.2*   -     Proposed form of Underwriting Agreement for New Preferred
               Stock.

  4.1    -     Certificate of Incorporation of the Company, restated to March
               22, 1994. (Exhibit 3.2.2, 1993 NU Form 10-K, File No. 1-5324).

  4.2    -     By-laws of the Company as amended to March 1, 1982.  (Exhibit
               3.2.2, 1993 NU Form 10-K, File No. 1-5324).

  4.3*   -     Form  of proposed Certificate of Amendment establishing the terms and provisions of a series of the Preferred Stock.

  4.4    -     Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, Trustee, dated as of May 1, 1921.
               (Composite including all twenty-four amendments to May 1, 1967.) (Exhibit 4.1.1, 1989 NU Form 10-K, File No. 1-5324.)

               Supplemental Indentures to the Composite May 1, 1921 Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, dated as of:

  4.5    -     April 1, 1967.  (Exhibit 4.16, File No. 2-60806)

  4.6    -     January 1, 1968.  (Exhibit 4.18, File No. 2-60806)

  4.7    -     December 1, 1969.  (Exhibit 4.20, File No. 2-60806)

  4.8    -     June 30, 1982.  (Exhibit 4.33, File No. 2-79235)

  4.9    -     September 1, 1989. (Exhibit 4.1.25, 1989 NU Form 10-K, File
               No. 1-5324)

  4.10   -     December 1, 1989.  (Exhibit 4.1.26, 1989 NU Form 10-K, File
               No. 1-5324)

  4.11   -     April 1, 1992.  (Exhibit 4.30, File No. 33-59430)

  4.12   -     July 1, 1992.  (Exhibit 4.31, File No. 33-59430)

  4.13   -     October 1, 1992.  (Exhibit 4.32, File No. 33-59430)

  4.14   -     July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.15   -     July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.16   -     December 1, 1993.  (Exhibit 4.2.14, 1993 NU Form 10-K, File
               No. 1-5324)

  4.17   -     February 1, 1994.  (Exhibit 4.2.15, 1993 NU Form 10-K, File
               No. 1-5324)

  4.18   -     February 1, 1994.  (Exhibit 4.2.16, 1993 NU Form 10-K, File
               No. 1-5324)

  4.19*  -     June 1, 1994.

  4.20*  -     Form of proposed New Supplemental Indenture to be used for each series of New Bonds.

  4.21   -     Cross-reference sheet showing location in Indenture of
               provisions inserted pursuant to Sections 310 through 318(a) of the Trust Indenture Act of 1939. (Exhibit 2.32, File No.
               2-68807)

  5.1*   -     Opinion of Jeffrey C. Miller, Assistant General Counsel of
               Northeast Utilities Service Company, as to the legality of the New Securities, including consent of such counsel.

  12.1*  -     Statement re computation of Ratio of Earnings to Fixed
               Charges.

  12.2*  -     Statement re computation of Ratio of Earnings to Fixed
               Charges and Preferred Dividends.

  23*    -     Consent of Arthur Andersen & Co.  (See also Exhibit 5.1.)

  24*    -     Power of Attorney.  (See page II-4.)

  25*    -     Form T-1 of Bankers Trust Company, Trustee.

  28     -     Section 33-320a of the Connecticut Stock Corporation Act.
               (Exhibit 28, File No. 2-84026.)